Exhibit 99.1

Tri Counties Bank and North Valley Bank Receive Regulatory Approvals For Merger

Chico, CA and Redding, CA, September 3, 2014 – TriCo Bancshares (“TriCo”) (NASDAQ: TCBK), the holding company for Tri Counties Bank, and North Valley Bancorp (“North Valley”) (NASDAQ: NOVB), the holding company for North Valley Bank, today jointly announced receipt of regulatory approvals from both the Federal Deposit Insurance Corporation and the California Department of Business Oversight for the merger of the two subsidiary banks. The merger of TriCo and North Valley was approved by the shareholders of TriCo and North Valley on August 7, 2014.

The transaction is expected to close on October 3, 2014, pending final regulatory approval of the merger of Trico and North Valley by the Federal Reserve Bank of San Francisco and the satisfaction of other customary closing conditions. The combined bank will have 73 branches and approximately $3.5 billion in total assets.

“We are pleased to receive these approvals,” said Richard P. Smith, president and chief executive officer of TriCo and Tri Counties Bank. “We are eager to move forward together, serving our customers and our communities as a strong community banking franchise.”

Under the terms of the merger agreement between TriCo and North Valley, North Valley shareholders will receive 0.9433 shares of TriCo common stock for each share of North Valley common stock, for an implied transaction value of approximately $145 million, based on 6,836,463 shares of North Valley common stock outstanding as of August 7, 2014 and the $22.49 per share closing price of TriCo common stock on September 2, 2014, valuing each share of North Valley common stock at approximately $21.31 per share.

Forward-Looking Statements

This press release contains certain forward-looking information about TriCo and North Valley and the combined company after the close of the mergers that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about TriCo, North Valley and the combined company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of TriCo, North Valley and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. In addition to factors previously disclosed in reports filed by TriCo and North Valley with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: the possibility that any of the anticipated benefits of the proposed mergers will not be realized or will not be realized within the expected time period; the risk that integration of North Valley’s operations with those of TriCo will be materially delayed or will be more costly or difficult than expected; the inability to close the mergers in a timely manner; diversion of management’s attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the mergers, including receipt of required regulatory and other approvals; the failure of the proposed mergers to close for any other reason; the risk that integration of North Valley’s operations with those of TriCo will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on TriCo’s, North Valley’s or the combined company’s respective customer relationships and operating results; the possibility that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.